Exhibit 4.24

                            CERTIFICATE OF TRUST OF
                          SOVEREIGN CAPITAL TRUST IV

      THIS Certificate of Trust of Sovereign Capital Trust IV
(the
"Trust") is being duly executed and filed by The Bank of New York (Delaware), The Bank of New York, Mark R. McCollom and Jacquelyn Blue, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

      1. Name. The name of the business trust formed hereby is
Sovereign Capital Trust IV.

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New
York (Delaware), White Clay Center, Newark, Delaware 19711.

      3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

      IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                    THE BANK OF NEW YORK
(DELAWARE),
                                    not in its individual
capacity but
                                    solely as Trustee of the
Trust

                                    By:/s/Frederick W. Clark

                                          Name:  Frederick W.
Clark
                                          Title: Authorized
Signatory


                                    THE BANK OF NEW YORK, not in
its
                                    individual capacity but
solely as
                                    Trustee of the Trust

                                    By:/s/Van K. Brown

                                          Name:  Van K. Brown
                                          Title:


                                    /s/Mark R. McCollom

                                    MARK R. McCOLLOM, not in his
                                    individual capacity but
solely as
                                    Trustee of the Trust



                                    /s/Jacquelyn Blue

                                    JACQUELYN BLUE, not in her
                                    individual capacity but
solely as
                                    Trustee of the Trust